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                                                                     Exhibit 3.4

                             ARTICLES OF ASSOCIATION

                                       of

                             INFINITI SOLUTIONS LTD

                                DREW & NAPIER LLC
                            20 Raffles Place #17-00,
                                  Ocean Towers,
                                Singapore 048620

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                           THE COMPANIES ACT (CAP. 50)

                        PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                             INFINITI SOLUTIONS LTD

                                   PRELIMINARY

Table 'A'             1.    The regulations contained in Table "A" in the Fourth
not to apply          Schedule to the Companies Act (Cap. 50) shall not apply to the Company, but the following shall, subject to Appeal, addition and alteration as provided by the Act or these Articles, be the regulations of the Company.




Interpretation        2.    In these Articles, if not inconsistent with the
                      subject or context, the words 2tanding in the first column below shall bear the meanings set opposite to them respectively:-

                      "Account" Holder"     A person who has a securities
                                            account directly with the Depository
                                            and not through a Depository Agent.

                      "The Act"             The Companies Act (Cap. 50) or any
                                            statutory modification, amendment or
                                            re-enactment thereof for the time
                                            being in force or any and every
                                            other act for the time being in
                                            force concerning companies and
                                            affecting the Company and any
                                            reference to any provision of the
                                            Act is to that provision as so
                                            modified, amended or re-enacted or
                                            contained in any such subsequent act
                                            or acts.

                      "Alternate Director"  An Alternate Director appointed
                                            pursuant to Article 109.

                      "The Articles" or     These Articles of Association or
                                            other regulations of

                      "These Articles"      the Company for the time being in
                                            force as originally framed, or as
                                            from time to time altered by special
                                            resolution.

                      "Auditors"            The auditors for the time being of
                                            the Company.

                      "The" Company" The above named Company by whatever name from time to time called.

                      "book-entry           The documents evidencing title to
                                            listed securities

                      securities"           which are deposited by a Depositor
                                            with the Depository and are
                                            registered in the name of the
                                            Depository or its nominee, and which
                                            are transferable by way of
                                            book-entry in the Depository
                                            Register and not by way of an
                                            instrument of transfer.

                      "Depositor"           Account Holder or a Depository Agent
                                            but does not

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                        include a Sub-Account Holder.

"Depository"            This expression (1) shall mean The Depository Trust
                        Company that, directly or through its nominee, operates a system for the holding and transfer of book-entry securities and/or (2) have the meaning ascribed to it in the Act

"Depository Agent"      This expression (1) shall mean Depository
                        participant that holds book-entry securities with the Depository on behalf of one or more Sub-Account Holders and/or (2) have the meaning ascribed to it in the Act.

"Depository Register"   A register maintained by the Depository in respect of
                        book-entry securities.

"Director"              includes any person acting as a Director of the Company
                        and includes any person duly appointed and acting for the time being as an Alternate Director.

"Directors"             The Directors for the time being of the Company or such
                        number of them as have authority to act for the Company.

"Dividend"              Includes bonus dividend.

"Exchange"              The Nasdaq National Market or such other stock exchange
                        or interdealer quotation system upon which the securities may be listed.

"Executive Director"    A Director who performs an executive function in the
                        Company.

"Instruments"           Offers, agreements or options that might or would
                        require shares to be issued, including but not limited to the creation and issue of warrants, debentures or other instruments convertible or exchangeable into shares.

"Market Day"            Any day between Mondays and Fridays which is not an
                        Exchange market holiday or public holiday.

"Member" or             A registered shareholder for the time being of the
"holder of any          Company or if the registered shareholder is the
share"                  Depository, a Depositor named in the Depository Register
                        (for such period as shares are entered in the Depositor's Securities Account).

"Month"                 Calendar month.

Office                  The Registered Office of the Company for the time being.

Paid up"                Includes credited as paid up.

"Register of            The Register of registered shareholders of the Company.
Members"

"Seal" The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

"Secretary"             The Secretary or Secretaries appointed under these

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                        Articles and shall include any person entitled or
                        appointed by the Directors to perform the duties of Secretary temporarily.

"securities"            The documents evidencing title to listed securities
                        which are deposited by a Depositor with the Depository and are registered in the name of the Depository or its nominee, and which are transferable by way of book-entry in the Depository Register and not by way of an instrument of transfer.

"Securities Account"    The securities account maintained by a Depositor with a
                        Depository.

"Singapore"             The Republic of Singapore.

"Sub-Account            A Holder of an account maintained with a Depository
Holder"                 Agent.

"Writing" and           includes printing, lithography, typewriting and any
"Written"               other mode of representing or reproducing words in a
                        visible form.

"Year"                  Calendar year.

"S$"                    The lawful currency of Singapore.

      The expression "bare trustee" and "documents evidencing title" shall have the meaning ascribed to it in Section 130A of the Act.

      The expression "clear days' notice" shall, for the purposes of calculating the number of days necessary before a notice is served or deemed to be served, be exclusive of the day on which the notice is served or deemed to be served and of the day for which the notice is given.

      The expression "shares" shall mean the shares of the Company;

      Words denoting the singular number only shall include the plural and vice versa.

      Words denoting the masculine gender only shall include the feminine gender.

      Words denoting persons shall include corporations.

      Save as aforesaid, any word or expression used in the Act and the Interpretation Act (Cap. 1) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

      The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

                                REGISTERED OFFICE

3. The office shall be at such place in the Republic of Singapore as the Directors shall from time to time determine.

                                    BUSINESS

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Any branch of business either expressly or by implication authorised may be undertaken by Directors

4. Subject to the provisions of the Act, any branch or kind of business which by the Memorandum of Association of the Company or these Articles is expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

                                 PUBLIC COMPANY

Public company

5.    The Company is a public company.

                                     SHARES

[Deleted]

6.    [Deleted]

Company's Shares as security

7. Save to the extent permitted by the Act, none of the funds or assets of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company's shares (or its holding company, if any) and the Company shall not, except as authorised by the Act give any financial assistance for the purpose of or in connection with any purchase of shares in the Company (or its holding company, if any).

Issue of New Shares

8. Subject to the Act and any rules of the Exchange, no shares may be issued by the Directors without the prior sanction of an Ordinary Resolution of the Company in General Meeting but subject thereto and to Article 52, and to any special rights attached to any shares for the time being issued, the Directors may issue, allot or grant options over or otherwise deal with or dispose of the same to such persons on such terms and conditions and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued in such denominations or with such preferential, deferred, qualified or special rights, privileges or conditions as the Directors may think fit, and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, provided always that:-

            (i) the total nominal value of issued preference shares shall not exceed the total nominal value of the issued ordinary shares at any time;

            (ii) the rights attaching to shares of a class other than ordinary shares shall be expressed in these Articles and/or the resolution creating the same;

            (iii) where the capital of the Company consists of shares of different monetary denominations, the voting rights shall be prescribed in such manner that a unit of capital in each class when reduced to a common denominator, shall carry the same voting power when such right is exercisable; and

            (iv) no shares shall be issued at a discount to par, except in accordance with the Act.

Rights attached to certain shares

9. (1) Preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending General Meetings of the Company. Preference shareholders shall also

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have the right to vote at any meeting convened for the purpose of reducing the capital or winding up or sanctioning a sale of the undertaking of the Company or where the proposal to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is more than six months in arrears.

      (2) The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares from time to time already issued or about to be issued.

Variation of rights

10. (1) If at any time the share capital is divided into different classes, the repayment of preference capital other than redeemable preference capital and the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, only be made, varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall, with such adaptations as are necessary, apply. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply; but so that any holder of shares of the class present in person or by proxy or by attorney may demand a poll. Provided always that where the necessary majority for such a Special Resolution is not obtained at the Meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two months of the Meeting shall be as valid and effectual as a Special Resolution carried at the Meeting.

Rights of Preference Shareholders

      (2) The repayment of preference capital other than redeemable preference or any other alteration of preference shareholder rights, may only be made pursuant to a special resolution of the preference shareholders concerned. PROVIDED ALWAYS that where the necessary majority for such a special resolution is not obtained at the Meeting, consent in writing if obtained from the holders of three-fourths of the preference shares concerned within two months of the Meeting, shall be as valid and effectual as a special resolution carried at the Meeting.

Creation or issue of further shares with special rights

11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

Power to pay commission and brokerage

12. The Company may exercise the powers of paying commission conferred by the Act, provided that the rate of ten per cent, or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares, or partly in one way and partly in the other. The Company may also on any issue pay such brokerage as may be lawful.

Power to charge interest on capital

13. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthened period, the Company may, subject to the conditions and restrictions mentioned in the Act, pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

No trust recognised

14.   Except as required by law, no person shall be recognised by the

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Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the person (other than the Depository) entered in the Register of Members as the registered holder thereof or (where the person entered in the Register of Members as the registered holder of a share is the Depository) the person whose name is entered in the Depository Register in respect of that share. Nothing contained herein in this Article relating to the Depository or the Depositors or in any depository agreement made by the Company with any common depository for shares or in any notification of substantial shareholding to the Company or in response to a notice pursuant to Section 92 of the Act or any note made by the Company of any particulars in such notification or response shall derogate or limit or restrict or qualify these provisions; and any proxy or instructions on any matter whatsoever given by the Depository or Depositors to the Company or the Directors shall not constitute any notification of trust and the acceptance of such proxies and the acceptance of or compliance with such instructions by the Company or the Directors shall not constitute the taking of any notice of trust.

Joint holders

15. (1) The Company shall not be bound to register more than three persons as the joint holders of any share except in the case of executors or administrators of the estate of a deceased Member.

      (2) If two or more persons are registered as joint holders of any share any one of such person may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares.

      (3) Only the person whose name stands first in the Register of Members as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders. Only the person whose name stands first in the Depository Register shall be entitled to receive notices from the Company and any notice given to such person shall be deemed notice to all the joint holders.

Fractional part of a share

16. No person shall be recognised by the Company as having title to a fractional part of a share otherwise than as the sole or a joint holder of the entirety of such share.

Payment of instalments

17. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Share certificates

18. The certificate of title to shares or debentures in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and may bear the autographic or facsimile signatures of at least two Directors, or by one Director and the Secretary or some other person appointed by the Directors in place of the Secretary for the purpose, and shall specify the number and class of shares to which it relates and the amounts paid thereon. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Auditors of the Company.

Entitlement to certificate

19.   (1) Shares must be allotted and certificates despatched within 10

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Market Days of the final closing date for an issue of shares unless the Exchange shall agree to an extension of time in respect of that particular issue. The Depository must despatch statements to successful investor applicants confirming the number of shares held under their Securities Accounts. Persons entered in the Register of Members as registered holders of shares shall be entitled to certificates within 10 Market Days after lodgement of any transfer. Every registered shareholder shall be entitled to receive share certificates in reasonable denominations for his holding and where a charge is made for certificates, such charge shall not exceed S$2(or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed by any stock exchange or interdealer quotation system upon which the shares of the Company may be listed). Where a registered shareholder transfers part only of the shares comprised in a certificate or where a registered shareholder requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the registered shareholder shall pay a fee not exceeding S$2 (or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed by any stock exchange or interdealer quotation system upon which the shares of the Company may be listed) for each such new certificate as the Directors may determine. Where the member is a Depositor the delivery by the Company to the Depository of provisional allotments or share certificates in respect of the aggregate entitlements of Depositors to new shares offered by way of rights issue or other preferential offering or bonus issue shall to the extent of the delivery discharge the Company from any further liability to each such Depositor in respect of his individual entitlement.

Retention of Certificate

      (2) The retention by the Directors of any unclaimed share certificates (or stock certificates as the case may be) shall not constitute the Company a trustee in respect thereof. Any share certificate (or stock certificate as the case may be) unclaimed after a period of six years from the date of issue of such share certificate (or stock certificate as the case may be) may be forfeited and if so shall be dealt with in accordance with Articles 40, 44, 48 and 49, mutatis mutandis.

New Certificates may be issued

20. (1) Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of the Exchange or on behalf of its or their client or clients as the Directors of the Company shall require, and (in case of defacement or wearing out) on delivery up of the old certificate and in any case on payment of such sum not exceeding S$2 (or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed by any stock exchange or interdealer quotation system upon which the shares of the Company may be listed) as the Directors may from time to time require. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

New certificate in place of one not surrendered

      (2) When any shares under the powers in these Articles herein contained are sold by the Directors and the certificate thereof has not been delivered up to the Company by the former holder of the said shares, the Directors may issue a new certificate for such shares distinguishing it in such manner as they may think fit from the certificate not so delivered up.

                               TRANSFER OF SHARES

Form of transfer of shares

21. Subject to these Articles, any Member may transfer all or any of his shares but every instrument of transfer of the legal title in shares must be in

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writing and in the form for the time being approved by the Directors and, if the
Exchange requires the form to be approved by it, the Exchange. Shares of different classes shall not be comprised in the same instrument of transfer.

Execution

22. The instrument of transfer of a share shall be signed by or on behalf of the transferor and the transferee and be witnessed, provided that an instrument of transfer in respect of which the transferee is the Depository shall not be ineffective by reason of it not being signed or witnessed for by or on behalf of the Depository. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members.

Person under disability

23. No share shall in any circumstances be transferred to any infant, bankrupt or person of unsound mind.

Directors' power to decline to register

24. (1) Subject to these Articles, the Act or as required by the Exchange, there shall be no restriction on the transfer of fully paid up shares except where required by law or by rules of the Exchange but the Directors may in their discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve. If the Directors shall decline to register any such transfer of shares, they shall give to both the transferor and the transferee written notice of their refusal to register as required by the Act.

Terms of registration of transfers

      (2) The Directors may decline to register any instrument of transfer unless:-

            (i) such fee not exceeding S$2 (or such other fee as the Directors may determine having regard to any limitation thereof as may be prescribed by any stock exchange or interdealer quotation system upon which the shares of the Company may be listed) as the Directors may from time to time require, is paid to the Company in respect thereof;

            (ii) the instrument of transfer, duly stamped in accordance with any law for the time being in force relating to stamp duty, is deposited at the Office or at such other place (if any) as the Directors appoint accompanied by the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do; and

            (iii) the instrument of transfer is in respect of only one class of shares.

Retention of transfers

25. (1) All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same.

      (2) Subject to any legal requirements to the contrary, the Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall be conclusively presumed in the favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other documents so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and

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properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. PROVIDED that:-

      (i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

      (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any circumstances which would not attach to the Company in the absence of this Article; and

      (iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

Closing of Register

26. The Register of Members and the Depository Register may be closed at such times and for such period as the Directors may from time to time determine, provided always that the Registers shall not be closed for more than thirty days in the aggregate in any year. Provided Always that the Company shall give prior notice of such closure as may be required to the Exchange, stating the period and purpose or purposes for which the closure is made.

Renunciation of allotment

27. (1) Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

Indemnity against wrongful transfer

      (2) Neither the Company nor its Directors nor any of its Officers shall incur any liability for registering or acting upon a transfer of shares apparently made by sufficient parties, although the same may, by reason of any fraud or other cause not known to the Company or its Directors or other Officers, be legally inoperative or insufficient to pass the property in the shares proposed or professed to be transferred, and although the transfer may, as between the transferor and transferee, be liable to be set aside, and notwithstanding that the Company may have notice that such instrument of transfer was signed or executed and delivered by the transferor in blank as to the name of the transferee or the particulars of the shares transferred, or otherwise in defective manner. And in every such case, the person registered as transferee, his executors, administrators and assigns, alone shall be entitled to be recognised as the holder of such shares and the previous holder shall, so far as the Company is concerned, be deemed to have transferred his whole title thereto.

                             TRANSMISSION OF SHARES

Transmission on death

28. (1) In case of the death of a registered shareholder, the survivor or survivors, where the deceased was a joint holder, and the legal representatives of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased registered shareholder (whether sole or joint) from any liability in respect of any share held by him.

      (2) In the case of the death of a Depositor, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder and where such legal representatives are entered in the Depository Register in respect of any shares of the deceased, shall be the only persons recognised by the Company as having any title to his interests in the share; but nothing herein contained shall release the estate of a deceased Depositor (whether sole or joint) from any liability in respect of any share held by him.

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Persons becoming entitled on death or bankruptcy of Member may be registered

29. (1) Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or by virtue of a vesting order by a court of competent jurisdiction and recognised by the Company as having any title to that share may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member. The Directors shall have, in respect of a transfer so executed, the same power of refusing registration as if the event upon which the transmission took place had not occurred, and the transfer were a transfer executed by the person from whom the title by transmission is derived.

Rights of unregistered executors and trustees

      (2) The Directors may at any time give notice requiring any such person to elect whether to be registered himself as a Member in the Register of Members or, (as the case may be), entered in the Depository Register in respect of the share or to transfer the share and if the notice is not complied with within 60 days the Directors may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of Unregistered Executors And trustees

30. A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a Member, unless and until he shall become registered as a shareholder or have his name entered in the Depository Register as a Depositor in respect of the share.

Fee for Registration of probate, etc.

31. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any share, such fee not exceeding S$2 (or such other sum as may be approved by the Exchange from time to time) as the Directors may from time to time require or prescribe.

                                 CALL ON SHARES

Calls on shares

32. The Directors may from time to time make such calls as they think fit upon the Members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

Time when made

33. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

Interest on calls

34. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Sum due to  allotment

35. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue and allotment of a share becomes payable upon allotment or at any fixed date shall for all purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Power to differentiate

36. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.

Payment in advance of calls

37. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish (so far as the same shall extend) the liability upon the shares in respect of which it is made, and upon the money so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the Company may pay interest at such rate not exceeding without the sanction of the Company in General Meeting ten per cent per annum as the Member paying such sum and the Directors agree upon. Capital paid on shares in advance of calls shall not whilst carrying interest confer a right to participate in profits and until appropriated towards satisfaction of any call shall be treated as a loan to the Company and not as part of its capital and shall be repayable at any time if the Directors so decide.

                               FORFEITURE AND LIEN

Notice requiring payment of calls

38. If any Member fails to pay in full any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expense which may have accrued by reason of such non-payment.

Notice to state time and place

39. The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Forfeiture on non-compliance with notice

40. If the requirements of any such notice as aforesaid are not complied with any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the Member whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past Members. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Notice of forfeiture to be given and entered

41. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register of Members or in the Depository Register (as the case may be) opposite to the share; but the provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

Directors may allow forfeited share to be redeemed

42. Notwithstanding any such forfeiture as aforesaid, the Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture, upon the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and upon such further terms (if any) as they shall see fit.

Sale of shares forfeited

43. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.

Rights and liabilities of Members whose shares have been forfeited or surrendered

44. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Company's lien

45. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all unpaid calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and to such amounts as the Company may be called upon by law to pay in respect of the shares of the Member or deceased Member.

Member not Entitled to Privileges until all calls paid

46. No Member shall be entitled to receive any dividend or to exercise any privileges as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether along or jointly with any other person, together with interest and expenses (if any).

Sale of shares subject to lien

47. The Directors may sell in such manner as the Directors think fit any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of seven days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the Member for the time being in relation to the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Application of proceeds of such sale

48. The net proceeds of sale, whether of a share forfeited by the Company or of a share over which the Company has a lien, after payment of the costs shall of such sale be applied in or towards payment or satisfaction of the unpaid call and accrued interest and expenses and the residue (if any) paid to the Member entitled to the share at the time of sale or his executors, administrators or assigns or as he may direct.

Title to shares forfeited or surrendered or sold to satisfy a lien

49. A statutory declaration in writing by a Director of the Company that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate under Seal for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be entered in the Register of Members as the holder of the share or (as the case may be) in the Depository Register in respect of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the forfeiture, surrender, sale, re-allotment or disposal of the share.

                              ALTERATION OF CAPITAL

Power to increase capital

50. The Company in General Meeting may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its capital by the creation of new shares of such amount as may be deemed expedient.

Rights and privileges of new shares

51. Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine; subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Issue of new shares to Members

52. Subject to the Act and the rules of the Exchange, the Company may by Ordinary Resolution in General Meeting give to the Directors a general authority, either unconditionally or subject to such conditions as may be specified in the Ordinary Resolution to:

      (i) issue shares in the capital of the Company (whether by way of rights, bonus or otherwise); and/or

      (ii) make or grant Instruments; and/or

      (iii) (notwithstanding the authority conferred by the Ordinary Resolution may have ceased to be in force) issue shares in pursuance of any Instrument made or granted by the Directors while the Ordinary Resolution was in force;

Provided that the aggregate number of shares or Instruments to be issued pursuant to the Ordinary Resolution (including shares to be issued in pursuance of Instruments made or granted pursuant to the Ordinary Resolution but excluding shares which may be issued pursuant to any adjustments effected under any relevant Instrument) does not exceed any applicable limits (if any) prescribed by the Exchange.

New shares otherwise subject to provisions of Articles

53. Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the original ordinary capital of the Company and shall be subject to the of provisions these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

Power to Consolidate, Cancel and Subdivide Shares

54.   (1) The Company may by Ordinary Resolution:-

      (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

      (ii) cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled;

      (iii) subdivide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Act), provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

      (iv) subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

Repurchase of Company's Shares

      (2) The Company may purchase or otherwise acquire its issued shares subject to and in accordance with the provisions of the Act and any other relevant rule, law or regulation enacted or promulgated by any relevant competent authority from time to time (hereafter, the "Relevant Laws"), on such terms and subject to such conditions as the Company may in general meeting prescribe in accordance with the Relevant Laws. Any shares purchased or acquired by the Company as aforesaid shall be dealt with in accordance with the Relevant Laws.

Power to Reduce capital

55. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or share premium account in any manner and subject to any incident authorised and consent required by law.

                                      STOCK

Power to Convert Into stock

56. The Company may by Ordinary Resolution convert any or all its paid up shares into stock and may from time to time by resolution reconvert any stock into paid up shares of any denomination.

Transfer of Stock

57. The holders of stock may transfer the same or any part thereof in the same manner and subject to these Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine, provided that such units shall not be greater than the nominal amount of the shares from which the stock arose.

Rights of Stockholders

58. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by any such aliquot part of the stock which would not if existing in shares have conferred that privilege or advantage, and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

Interpretation

59. All provisions of these Articles applicable to paid up shares shall apply to stock and the words "share" and "shareholder" or similar expression herein shall include "stock" or "stockholder".

                                GENERAL MEETINGS

Annual General Meeting

60. (1) Subject to the provisions of the Act, the Company shall in each year hold a General Meeting in addition to any other meetings in that year to be called the Annual General Meeting, and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

Extraordinary General Meetings

      (2) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

Calling of Extraordinary General Meetings

61. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS

Notice of meetings

62. (1) Subject to the provisions of the Act as to the calling of meetings at short notice, any General Meeting which is proposed to pass a Special Resolution or (save as provided by the Act) a resolution of which special notice has been given to the Company, shall be called by twenty-one day's notice in writing at the least, and at least fourteen days' notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of an Annual General Meeting and any other Extraordinary General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company and at least fourteen days' notice of such Meeting shall be given by advertisement in the daily press and in writing to the Exchange.

      (2) The accidental omission to give notice to, or the non-receipt by any person entitled thereto, shall not invalidate the proceedings at any General Meeting.

Contents of notice

63. (1) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

Notice of Annual General Meeting

      (2) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

Nature of special business to be specified

      (3) In the case of any General Meeting at which business other than routine business is to be transacted (special business), the notice shall specify the general nature of the special business, and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

Special business

64. All business shall be deemed special that is transacted at any Extraordinary General Meeting, and all that is transacted at an Annual General Meeting shall also be deemed special, with the exception of sanctioning a dividend, the consideration of the accounts and balance sheet and the reports of the Directors and Auditors, and any other documents required to be annexed to the balance sheet, electing Directors in place of those retiring by rotation or otherwise and the fixing of the Directors' remuneration and the appointment and fixing of the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed. Any notice of a meeting called to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution in respect of such special business.

                         PROCEEDINGS AT GENERAL MEETINGS

Quorum

65. No business shall be transacted at any General Meeting unless a quorum is present at the time the meeting proceeds to business. Save as herein otherwise provided, two or more Members present in person holding or representing in aggregate not less than 33 1/3 per cent of the total issued and fully paid up shares in the capital of the Company shall form a quorum. For the purpose of this Article, "Member" includes a person attending by proxy or by attorney or as representing a corporation which is a Member. Provided that (i) a proxy representing more than one Member shall only count as one Member for the purpose of determining the quorum; and (ii) where a Member is represented by more than one proxy such proxies shall count as only one Member for the purpose of determining the quorum.

Adjournment if quorum not present

66. If within half an hour from the time appointed for the Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within half an hour from the time appointed for holding the Meeting, the Meeting shall be dissolved. At the adjourned meeting any two or more Members present in person or by proxy shall be a quorum.

Resolutions in writing

67. Subject to the Act, a resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as an Ordinary Resolution of the Company passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.

Chairman

68. The Chairman of the Directors or, in his absence, the Deputy Chairman (if any) shall preside as Chairman at every General Meeting. If there is no such Chairman or Deputy Chairman or if at any Meeting he is not present within fifteen minutes after the time appointed for holding the Meeting or is unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director is present or if all the Directors present decline to take the Chair, some Member present to be Chairman.

Adjournment

69. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting), adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Method of voting

70. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-


      (i)   by the Chairman of the meeting; or

      (ii) by at least two Members present in person or by proxy (where a Member has appointed more than one proxy, any one of such proxies may represent that member) or attorney or in the case of a corporation by a representative and entitled to vote thereat; or

      (iii) by any Member or Members present in person or by proxy (where a Member has appointed more than one proxy, any one of such proxies may represent that member) or attorney or in the case of a corporation by a representative or any number or combination of such Members, holding or representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the Meeting; or

      (iv) by a Member or Members present in person or by proxy (where a Member has appointed more than one proxy, any one of such proxies may represent that member) or attorney or in the case of a corporation by a representative or any number or combination of such Members, holding or representing shares in the Company conferring a right to vote at the Meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Provided always that no poll shall be demanded on the election of a Chairman or on a question of adjournment. Unless a poll is so demanded (and the demand is not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.

Taking a poll

71. If a poll is duly demanded (and the demand is not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Votes counted in error

72. If any votes are counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same Meeting or at any adjournment thereof, and not in that case unless it shall in the opinion of the Chairman be of sufficient magnitude.

Chairman's casting vote

73. Subject to the Act and the requirements of the Exchange, in the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the votes to which he may be entitled as a Member or as proxy of a Member.

Time for taking a poll

74. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

Continuance of business after demand for a poll

75. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

Voting rights of Members

76. Subject and without prejudice to any special privileges or restrictions as to voting for the time being attached to any special class of shares for the time being forming part of the capital of the Company each Member entitled to vote may vote in person or by proxy or attorney, and (in the case of a corporation) by a representative. On a show of hands every Member who is present in person or by proxy or attorney, or in the case of a corporation by a representative, shall have one vote provided that if a Member is represented by two proxies, only one of the two proxies as determined by their appointor shall vote on a show of hands and in the absence of such determination, only one of the two proxies as determined by the Chairman (or by a person authorised by him) shall vote on a show of hands and on a poll, every Member who is present in person or by proxy, attorney or representative shall have one vote for each share which he holds or represents Provided Always That notwithstanding anything contained in these Articles, a Depositor shall not be entitled to attend any General Meeting and to speak and vote thereat unless his name is certified by the Depository to the Company as appearing on the Depository Register not later than 48 hours before that General Meeting (the "cut-off time") as a Depositor on whose behalf the Depository holds shares in the Company. For the purpose of determining the number of votes which a Depositor or his proxy may cast on a poll, the Depositor or his proxy shall be deemed to hold or represent that number of shares entered in the Depositor's Securities Account at the cut-off time as certified by the Depository to the Company, or where a Depositor has apportioned the balance standing to his Securities Account as at the cut-off time between two proxies, to apportion the said number of shares between the two proxies in the same proportion as specified by the Depositor in appointing the proxies; and accordingly no instrument appointing a proxy of a Depositor shall be rendered invalid merely by reason of any discrepancy between the number of shares standing to the credit of that Depositor's Securities Account as at the cut-off time, and the true balance standing to the Securities Account of a Depositor as at the time of the relevant general meeting, if the instrument is dealt with in such manner as aforesaid.

Voting rights of joint holders

77. Where there are joint holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto but if more than one of such joint holders is so present at any meeting then the person present whose name stands first in the Register of Members or the Depository Register (as the case may be) in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

Voting rights of Members of unsound mind

78. If a Member be a lunatic, idiot or non-compos mentis, he may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the Meeting.

Right to vote

79. Subject to the provisions of these Articles, every Member either personally or by attorney or in the case of a corporation by a representative and every proxy shall be entitled to be present and to vote at any General Meeting and to be reckoned in the quorum thereat in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Objections

80. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

Votes on a poll

81. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Appointment of proxies

82. (1) A Member may appoint not more than two proxies to attend and vote at the same General Meeting.


      (2)   If the Member is a Depositor, the Company shall be entitled:-

      (i) to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered in its Securities Account as at the cut-off time as certified by the Depository to the Company; and

      (ii) to accept as validly cast by the proxy or proxies appointed by the Depositor on a poll that number of votes which corresponds to or is less than the aggregate number of shares entered in its Securities Account of that Depositor as at the cut-off time as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

      (3) Where a Member appoints more than one proxy, he shall specify the proportion of his shareholding to be represented by each proxy. If no such proportion or number is specified the first named proxy may be treated as representing 100% of the shareholding and any second named proxy as an alternate to the first named.

      (4) Voting right(s) attached to any shares in respect of which a Member has not appointed a proxy may only be exercised at the relevant general meeting by the member personally or by his attorney, or in the case of a corporation by its representative.

      (5) Where a Member appoints a proxy in respect of more shares than the shares standing to his name in the Register of Members, or in the case of a Depositor, standing to the credit of that Depositor's Securities Account, such proxy may not exercise any of the votes or rights of the shares not registered to the name of that Member in the Register of Members or standing to the credit of that Depositor's Securities Account as at the cut-off time, as the case may be.

Proxy need not be a Member

      83. A proxy or attorney need not be a Member, and shall be entitled to vote on a show of hands on any question at any General Meeting.

Instrument appointing a proxy

      84. Any instrument appointing a proxy shall be in writing in the common form approved by the Directors under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, under seal or under the hand of its attorney duly authorised and the Company shall accept as valid in all respects the form of proxy approved by the Directors for use at the date relevant to the General Meeting in question

To be left at Company's office

85. The instrument appointing a proxy, together with the power of attorney or other authority, if any, under which the instrument of proxy is signed or a duly certified copy of that power of attorney or other authority (failing previous registration with the Company) shall be attached to the instrument of proxy and must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used failing which the instrument may be treated as invalid. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates. An instrument of proxy shall be deemed to include the power to demand or concur in demanding a poll on behalf of the appointer. Unless otherwise instructed, a proxy shall vote as he thinks fit. The signature on an instrument appointing a proxy need not be witnessed.

Intervening death or insanity of principal not to revoke proxy

86. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

Corporations acting by representatives

87. Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members and the persons so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company. The Company shall be entitled to treat a certificate under the seal of the corporation as conclusive evidence of the appointment or revocation of appointment of a representative under this Article.

                                    DIRECTORS

Appointment and number of Directors

88. Subject to the other provisions of Section 145 of the Act, the number of the Directors, all of whom shall be natural persons, shall not be less than two.

Appointment and number of Directors

89. The Company in General Meeting may, subject to the provisions of these Articles, from time to time remove any Director before the expiration of his period of office (notwithstanding anything in these Articles or in any agreement between the Company and such Director) and appoint another person in place of a Director so removed, and may increase or reduce the number of Directors, and may alter their share qualifications. Until otherwise determined by a General Meeting, there shall be no maximum number. Subject to the provisions of these Articles the Directors shall have power from time to time and at any time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

Appointment subject to rules of Exchange

90. The appointment of Directors shall be subject to the rules of the Exchange.

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Qualification

91. A Director need not be a Member and shall not be required to hold any share qualification in the Company and shall be entitled to attend and speak at General Meetings but subject to the provisions of the Act he shall not be of or over the age of 70 years at the date of his appointment.

Fees

92. (1) The fees of the Directors shall be determined from time to time by the Company in General Meetings and such fees shall not be increased except pursuant to an Ordinary Resolution passed at a General Meeting where notice of the proposed increase shall have been given in the notice convening the Meeting. Such fees shall be divided among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such fee is payable shall be entitled only to rank in such division for the proportion of fee related to the period during which he has held office.

Extra Remuneration

      (2) Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which, in the opinion of the Directors, are outside his ordinary duties as a Director, may be paid such extra remuneration as the Directors may determine, subject however as is hereinafter provided in this Article.

Remuneration of Director

      (3) The fees (including any remuneration under Article 92(2) above) in the case of a Director other than an Executive Director shall be payable by a fixed sum and shall not at any time be by commission on or percentage of the profits or turnover, and no Director whether an Executive Director or otherwise shall be remunerated by a commission on or percentage of turnover.

Expenses

93. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

Pensions to Directors and Dependents

94. Subject to the Act, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or former Director who had held any other salaried office or place of profit with the Company or to his widow or dependants or relations or connections and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Benefits for employees

95. The Directors may procure the establishment and maintenance of or participate in or contribute to any non-contributory or contributory pension or superannuation fund or life assurance scheme or any other scheme whatsoever for the benefit of and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors and other officers) who are or shall have been at any time in the employment or service of the Company or of the predecessors in business of the Company or of any subsidiary company, and the wives, widows, families or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription and support to any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or of its Members and payment for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

Powers of Directors to contract with Company

96. (1) No Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any

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

contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established but every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in contracts or proposed contracts with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director and any contract or arrangement to be entered into by or on behalf of the Company in which any Director shall be in any way interested shall be subject to any requirements that may be imposed by the Exchange. No Director shall vote in respect of any contract, arrangement or transaction in which he is so interested as aforesaid or in respect of any allotment of shares in or debentures of the Company to him and if he does so vote his vote shall not be counted but this prohibition as to voting shall not apply to:-

            (i) any arrangement for giving to him any security or indemnity in respect of money lent by him or obligations undertaken by him for the benefit of the Company; or

            (ii) any arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

            (iii) any contract by him to subscribe for or underwrite shares or debentures of the Company; or

            (iv) any contract or arrangement with any other company, corporation or body in which he is interested only as a director or other officer or creditor of or as a shareholder in or beneficially interested in the shares thereof; or

            (v) approval or amendment of any share option scheme or other share incentive scheme even though the participants eligible to participate in that scheme include Directors provided that a Director shall not vote on any resolution concerning the grant of any option or shares to himself.

Relaxation of restriction on voting

      (2) A Director, notwithstanding his interest, may be counted in the quorum present at any meeting where he or any other Director is appointed to hold any office or place of profit under the Company, or where the Directors resolve to exercise any of the rights of the Company (whether by the exercise of voting rights or otherwise) to appoint or concur in the appointment of a Director to hold any office or place of profit under any other company, or where the Directors resolve to enter into or make any arrangements with him or on his behalf pursuant to these Articles or where the terms of any such appointment or arrangements as hereinbefore mentioned are considered, and he may vote on any such matter other than in respect of the appointment of or arrangements with himself or the fixing of the terms thereof. Notwithstanding Articles 96(1)(i) to
(iv) above, a Director shall not vote in respect of any transaction or proposed transaction in which he has directly or indirectly a personal material interest.

Ratification by General Meeting

      (3) The provisions of this Article may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction by the Company in General Meeting, and any particular contract, arrangement or transaction carried out in contravention of this Article may be ratified by Ordinary Resolution of the Company, subject to the Act and any applicable laws, provided that a Director whose action is being ratified by this Ordinary Resolution shall refrain from voting on this Ordinary Resolution as a shareholder at that General Meeting.

Holding of office in other companies

97. (1) A Director may hold any other office or place of profit under the Company (except that of Auditor) and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director, and on such terms as to remuneration and otherwise as the Directors shall determine. A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as vendor, purchaser, shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

Exercise of voting power

     (2) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

                               MANAGING DIRECTORS

Appointment of Managing Directors

98. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company (or any equivalent appointment(s) howsoever described) and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places. Where an appointment is for a fixed term such term shall not exceed five years.

Managing Director to be subject to retirement by rotation

99. A Managing Director (or any Director holding an equivalent appointment) shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to retirement by rotation, resignation and removal as the other Directors of the Company. The appointment of any Director to the office of Managing Director (or any Director holding an equivalent appointment), shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Remuneration Of Managing Director

100. The remuneration of a Managing Director (or any Director holding an equivalent appointment) shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participating in profits or by any or all of these modes but he shall not under any circumstances be remunerated by a commission on or a percentage of turnover.

Powers of Managing Director

101. A Managing Director (or any Director holding an equivalent appointment) shall at all times be subject to the control of the Directors but subject thereto the Directors may from time to time entrust to and confer upon a Managing Director (or any Director holding an equivalent appointment) for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

             VACATION OF OFFICE OF DIRECTOR/REMOVAL AND RESIGNATION

Vaction of office of Derctor

102. (1) Subject as herein otherwise provided or to the terms of any subsisting agreement, the office of a Director shall be vacated on any one of the following events, namely:-

      (i) if he is prohibited from being a Director by reason of any order made under the Act;

      (ii) if he ceases to be a Director by virtue of any of the provisions of the Act;

      (iii) if he resigns by writing under his hand left at the Office;

      (iv) if he is declared a bankrupt during his term of office or if he suspends payments or makes any arrangement or compounds with his creditors generally;

      (v) if he should be found lunatic or becomes of unsound mind during his term of office;

      (vi) if he absents himself from meetings of the Directors for a continuous period of six months without leave from the Directors and the Directors resolve that his office be vacated;

      (vii) if he is removed by a resolution of the Company in General Meeting pursuant to these Articles; or

      (viii) subject to the provisions of the Act at the conclusion of the Annual General Meeting commencing next after he attains the age of 70 years.

Removel of Directors

      (2) In accordance with the provisions of Section 152 of the Act, the Company may by Ordinary Resolution of which special notice has been given remove any Director before the expiration of his period of office, notwithstanding any provision of these Articles or of any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in General Meeting may appoint another person in place of a Director so removed from office and any person so appointed shall be subject to retirement by rotation at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy.

Director to resign

103. A Director who is appointed by the Company as director of any related or associated company of the Company shall resign (without compensation whatsoever) as such director if he is removed or resigns as Director of the Company or if his office as Director is vacated (notwithstanding any agreement between the Director and the Company or any such related or associated company). An employee of the Company who is appointed director of any related or associated company of the Company shall resign (without compensation whatsoever) as such director if he ceases for any reason whatsoever to be an employee of the Company.

                              ROTATION OF DIRECTORS

Retirement

104.  Subject to these Articles and to the Act, at each Annual General Meeting

Directors by rotation

at each Annual General Meeting at least one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office by rotation, provided that all Directors shall retire from office at least once every three years.

Selection of Directors to retire

105. The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who is due to retire at the meeting by reason of age or who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment or have been in office for the three years since their last election. However as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

Deemed re-appointed

106. The Company at the Meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill up the vacated office by electing a person thereto. In default the retiring Director shall be deemed to have been re-elected, unless:-

      (i) at such Meeting it is expressly resolved not to fill up such vacated office or a resolution for the re-election of such Director is put to the Meeting and lost; or

      (ii) such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that he is unwilling to be re-elected; or

      (iii) such Director has attained any retiring age applicable to him as a Director.

Notice of intention to appoint Director

107. No person, other than a Director retiring at the Meeting, shall, unless recommended by the Directors for re-election, be eligible for appointment as a Director at any General Meeting unless not less than eleven clear days before the day appointed for the Meeting there shall have been left at the Office notice in writing signed by some Member duly qualified to attend and vote at the Meeting for which such notice is given of his intention to propose such person for election and also notice in writing duly signed by the nominee giving his consent to the nomination and signifying his candidature for the office or the intention of such Member to propose him. Provided that in the case of a person recommended by the Directors for election nine clear days' notice only shall be necessary and notice of each and every candidate for election shall be served on all Members at least seven clear days prior to the Meeting at which the election is to take place.

Directors' power to fill casual vacancies and to appoint additional Directors

108. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but the total number of Directors shall not at any time exceed the maximum number (if any) fixed by these Articles. Any Director so appointed shall hold office only until the next Annual General Meeting and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such Meeting.

                               ALTERNATE DIRECTORS

Alternate Directors

109. (1) Any Director of the Company may at any time appoint any person who is not a Director or an alternate of another Director and who is approved by a majority of his co-Directors to be his Alternate Director and may at any time remove any such Alternate Director from office. An Alternate Director so appointed shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company. Any fee paid to an Alternate Director shall be deducted from the remuneration otherwise payable to his appointor.

      (2) An Alternate Director shall (subject to his giving to the Company an address in Singapore) be entitled to receive notices of all meetings of the Directors and to attend and vote as a Director at such meetings at which the Director appointing him is not personally present and generally to perform all functions of his appointor as a Director in his absence.

      (3) An Alternate Director shall ipso facto cease to be an Alternate Director if his appointor ceases for any reason to be a Director otherwise than by retiring and being re-elected at the same meeting.

      (4) All appointments and removals of Alternate Directors shall be effected in writing under the hand of the Director making or terminating such appointment left at the Office.

      (5) No person shall be appointed the Alternate Director for more than one Director. No Director may act as an Alternate Director.

                            PROCEEDINGS OF DIRECTORS

Meetings of Directors

110. (1) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Unless otherwise determined, a majority of the Directors for the time being appointed to the Board of Directors shall be a quorum. Questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote Provided Always That the Chairman of a meeting at which only two Directors are competent to vote on the question at issue shall not have a second or casting vote.

Who may summon meeting of Directors

      (2) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by notice in writing given to each Director.

      (3) The accidental omission to give to any Director, or the non-receipt by any Director of, a notice of a meeting of Directors shall not invalidate the proceedings at that meeting.

      (4) Directors may participate in a meeting of the Board of Directors by means of a conference telephone, videoconferencing, audio visual, or other similar communications equipment by means of which all persons participating in the meeting can hear one another, without a Director being in the physical presence of another Director or Directors, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A Director participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Such a meeting shall be deemed to take place where the largest group of Directors present for the purpose of the meeting is assembled or, if there is no such group, where the Chairman of the meeting is present.

Quorum

111. A meeting of the Directors at which a quorum is present at the time the meeting proceeds to business shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.

Proceedings in case of vacancies

112. The Directors may act notwithstanding any vacancies but if and so long as the number of Directors is reduced below the minimum number fixed by or in

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

accordance with these Articles the Directors or Director may, except in an emergency, act only for the purpose of filling up such vacancies to such minimum number or of summoning General Meetings of the Company. If there are no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

Chairman of Directors

113. The Directors may from time to time elect a Chairman and, if desired, a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman shall perform the duties of the Chairman during the Chairman's absence. The Chairman or, in his absence, the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman is elected or if at any meeting the Chairman and the Deputy Chairman are not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. Any Director acting as Chairman of a meeting of the Directors shall in the case of an equality of votes have the Chairman's right to a second or casting vote where applicable.

Resolutions in writing

114. A resolution in writing signed, or approved by letter, telex, facsimile or telegram by a majority of the Directors for the time being (who are not prohibited by the law or these Articles from voting on such resolutions) and constituting a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed or approved as aforesaid provided that where a Director is not so present but has an alternate who is so present, then such resolution must also be signed by such Alternate. All such resolutions shall be described as "Directors' Resolutions" and shall be forwarded or otherwise delivered to the Secretary without delay, and shall be recorded by him in the Company's Minute Book. The expressions, "in writing" and "signed" include approval by any such Director by any such Director by electronic mail, telefax, telex, cable or telegram or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deemed necessary, the use of security and/or identification procedures and devices approved by the Directors.

Power to appoint committees

115. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

Proceedings at committee meetings

116. A committee may elect a Chairman of its meetings. If no such chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

Meetings of committees

117. A committee may meet and adjourn as its members think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes, the Chairman shall have a second or casting vote.

Validity of acts of Directors in spite of some formal defect

118. All acts done by any meeting of Directors or a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

                           GENERAL POWERS OF DIRECTORS

General power of Directors to manage

119. The management of the business of the Company shall be vested in the

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

Company's business

Directors who (in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting but subject nevertheless to the provisions of the Act and of these Articles and to any regulations from time to time made by the Company in General Meeting, provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

Power to establish local boards, etc.

120. The Directors may establish any local boards or agencies for managing any affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards or any managers or agents, and may fix their remuneration and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to subdelegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person acting in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to appoint attorneys

121. The Directors may from time to time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

Power to keep a branch register

122. The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Act) make and vary such regulations as they think fit in respect of the keeping of any such Registers.

Signatures of cheques and bills

123. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                BORROWING POWERS

Directors' borrowing powers

124. The Directors may at their discretion exercise every borrowing power vested in the Company by its Memorandum of Association or permitted by law and may borrow or raise money from time to time for the purpose of the Company and secure the payment of such sums by mortgage, charge or hypothecation of or upon all or any of the property or assets of the Company including any uncalled or called but unpaid capital or by the issue of debentures (whether at par or at discount or premium) or otherwise as they may think fit.

                                   SECRETARY

Secretary

125. The Secretary or Secretaries shall, and a Deputy or Assistant Secretary

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

or Secretaries may, be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them.


                                      SEAL

Seal

126. (1) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed autographically by two Directors, or by a Director and by the Secretary or some other person appointed by the Directors in place of the Secretary for the purpose.

Official Seal

      (2) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.

Share Seal

      (3) The Company may have a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words "Share Seal".

                           AUTHENTICATION OF DOCUMENTS

Power to authenticate documents

127. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

Certified copies of resolution of the Directors

128. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors. Any authentication or certification made pursuant to this Article or the last preceding Article may be made by any electronic means approved by the Directors from time to time for such purpose, incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.

                             DIVIDENDS AND RESERVES

Payment of dividends

129. The Directors may, with the sanction of the Company, by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company.

Apportionment of dividends

130. Subject to the rights of holders of shares with special rights as to dividend (if any), all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amount paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

Payment of preference and interim dividends

131. Notwithstanding Article 130, if, and so far as in the opinion of the Directors, the profits of the Company justify such payments, the Directors may pay fixed preferential dividends on any express class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

Share premium account

132. If the Company issues shares at a premium, whether for cash or otherwise, the Directors shall transfer a sum equal to the aggregate amount or value of the premiums to an account called the "Share Premium Account" and any amount for the time being standing to the credit of such account shall not be applied in the payment of any cash dividend.

Dividends not to bear interest

133. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

Deduction from dividend

134. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith, or any other account which the Company is required by law to withhold or deduct.

Retention of dividends on shares subject to lien

135. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of dividends on shares pending transmission

136. The Directors may retain the dividends payable on shares in respect of which any person is under these Articles, as to the transmission of shares, entitled to become a Member, or which any person under these Articles is entitled to transfer, until such person shall become a Member in respect of such shares or shall duly transfer the same.

Unclaimed dividends

137. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture. For the avoidance of doubt no Member shall be entitled to any interest, share of revenue or other benefit arising from any unclaimed dividends, howsoever and whatsoever.

Payment of dividend in specie

138. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways, and the Directors shall give effect to such Resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

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

Scrip Dividend

139. (1) Whenever the Directors or the Company in General Meeting have resolved or proposed that a dividend (including an interim, final, special or other dividend) be, paid or declared on the ordinary share capital of the Company, the Directors may further resolve that Members entitled to such dividend be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of the dividend as the Directors may think fit. In such case, the following provisions shall apply:

      (i) the basis of any such allotment shall be determined by the Directors;

      (ii) the Directors shall determine the manner in which Members shall be entitled to elect to receive an allotment of ordinary shares credited as fully paid in lieu of cash in respect of the whole or such part of any dividend in respect of which the Directors shall have passed such a resolution as aforesaid, and the Directors may make such arrangements as to the giving of notice to Members, providing for forms of election for completion by Members (whether in respect of a particular dividend or dividends or generally), determining the procedure for making such election) or revoking the same and the place at which and the latest date and time by which any forms of election or other documents by which elections are made or revoked must be lodged, and otherwise make all such arrangements and do all such things, as the Directors consider necessary or expedient in connection with the provisions of this Article;

      (iii) the right of election may be exercised in respect of the whole of that portion of the dividend in respect of which the right of election has been accorded provided that the Directors may determine, either generally or in any specific case, that such right shall be exercisable in respect of the whole or any part of that portion;

      (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on ordinary shares in respect whereof the share election has been duly exercised (the "elected ordinary shares") and in lieu and in satisfaction thereof ordinary shares shall be allotted and credited as fully paid to the holders of the elected ordinary shares on the basis of allotment determined as aforesaid and for such purpose and notwithstanding the provisions of Article 143, the Directors shall (a) capitalise and apply the amount standing to the credit of any of the Company's reserve accounts (including share premium account and any capital redemption reserve funds) or any sum standing to the credit of the profit and loss account or otherwise for distribution as the Directors may determine, such sum as may be required to pay up in full (to the nominal value thereof) the appropriate number of ordinary shares for allotment and distribution to and among the holders of the elected ordinary shares on such basis or (b) apply the sum which would otherwise have been payable in cash to the holders of the elected ordinary shares towards payment of the appropriate number of ordinary shares for allotment and distribution to and among the holders of the elected ordinary shares on such basis.

            (2) (i) The ordinary shares allotted pursuant to the provisions of
            Article 139(1) shall rank pari passu in all respects with the ordinary shares then in issue save only as regards participation in the dividend which is the subject of the election referred to above (including the right to make the election referred to above) or any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneous with the payment or declaration of the dividend which is the subject of the election referred to above, unless the Directors shall otherwise specify.

            (ii) The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of Article 139(1), with full power to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, notwithstanding any provision to the contrary in these Articles, provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down, or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned).

      (3) The Directors may, on any occasion when they resolve as provided in
Article 139(1), determine that rights of election under that paragraph shall not be made available to the persons who are registered as holders of ordinary shares in the Register of Members or (as the case may be) in the Depository Register, or in respect of ordinary shares the transfer of which is registered, after such date as the Directors may fix subject to such exceptions as the Directors think fit, and in such event the provisions of this Article shall be read and construed subject to such determination.

      (4) The Directors may, on any occasion when they resolve as provided in
Article 139(1), further determine that no allotment of shares or rights of election for shares under that paragraph shall be made available or made to Members whose registered addresses entered in the Register of Members or (as the case may be) the Depository Register is outside Singapore or to such other Members or class of Members as the Directors may in their sole discretion decide and in such event the only entitlement of the Members aforesaid shall be to receive in cash the relevant dividend resolved or proposed to be paid or declared.

      (5) Notwithstanding the foregoing provisions of this Article, if at any time after the Directors' resolution to apply the provisions of Article 139(1) in relation to any dividend but prior to the allotment of ordinary shares pursuant thereto, the Directors shall consider that by reason of any event or circumstance (whether arising before or after such resolution) or by reason of any matter whatsoever it is no longer expedient or appropriate to implement that proposal, the Directors may at their absolute discretion and without assigning any reason therefor, cancel the proposed application of Article 139(1).

Dividends payable by cheque

140. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons or to such person and such address as such persons may by writing direct Provided that where the Member is a Depositor, the payment by the Company to the Depository of any dividend payable to a Depositor shall to the extent of the payment discharge the Company from any further liability in respect of the payment. Every such cheque and warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque and warrant shall be sent at the risk of the person entitled to the money represented thereby.

Effect of transfer

141. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.

                                    RESERVES

Power to carry profit to reserve

142. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund, any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it not prudent to divide.

                     CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise profits

143. The Directors may, with the sanction of an Ordinary Resolution of the Company (including, without limitation, an Ordinary Resolution of the Company passed pursuant to Article 52) resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company's reserve accounts (including share premium account and any capital redemption reserve funds) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the sum resolved to be capitalised be appropriated to the Members holding shares in the Company in the proportions in which such sum would have been divisible among them had the same been applied or have been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed and credited as fully paid up to and among such Members in the proportion aforesaid or partly in one way and partly in the other, Provided that a share premium account and a capital redemption reserve fund may only be applied hereunder in the paying up of unissued shares to be issued to Members as fully paid shares. Where any difficulty arises in respect of any such distribution the Directors may settle the same as they think expedient and in particular they may fix the value for distribution of any fully paid-up shares or debentures, make cash payments to any Members on the footing of the value so fixed in order to adjust rights, and vest any such shares or debentures in trustees upon such trusts for the persons entitled to share in the appropriation and distribution as may seem just and expedient to the Directors. When deemed requisite a proper contract for the allotment and acceptance of any shares to be distributed as aforesaid shall be delivered to the Registrar of Companies for registration in accordance with the Act and the Directors may appoint any person to sign such contract on behalf of the persons entitled to share in the appropriation and distribution and such appointment shall be effective.

Directors to do all acts and things to give effect

144. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provision for the satisfaction of the right of the holders of such shares in the Register of Members or in the Depository Register as the case may be and as they think fit for any fractional entitlements which would arise including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned. The Directors may authorise any person to enter, on behalf of all the members interested, into an agreement with the Company providing for any such capitalisation and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

                                MINUTES AND BOOKS

Minutes

145. (1) The Directors shall cause minutes to be made in books to be provided for the purpose of recording:-

      (i) all appointments of officers made by the Directors;

      (ii) the names of the Directors present at each meeting of Directors and of any committee of Directors: and

      (iii) all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

      (2) Any such minutes of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting, shall be conclusive evidence without any further proof of the facts stated therein.

Keeping of Registers, etc.

146. The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to the registration of charges created by or affecting property of the Company, keeping a Register of Directors and Secretaries, a Register of Members, a Register of Mortgages and Charges and a Register of Directors' Share and Debenture Holdings and the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

Form of Registers, etc.

147. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

                                    ACCOUNTS

Directors to keep proper accounts

148. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

Location and Inspection

149. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore and shall be open to the inspection of the Directors. No Member (other than a Director) shall have any right to inspect any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.

Presentation of accounts

150. In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary. The interval between the close of a financial year of the Company and the issue of accounts relating thereto shall not exceed four months (or such other period as may be prescribed by the Act and rules of the Exchange).

Copies of  accounts

151. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors' report shall not less than fourteen days before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles; provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office.

Accounts to Stock Exchange

152. Such number of each document as is referred to in the preceding Article or such other number as may be required by the Exchange shall be forwarded to the Exchange at the same time as such documents are sent to the Members.

                                    AUDITORS

Appointment of Auditors

153. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Validity of acts of Auditors in spite of some formal defect

154. Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Auditors' right to receive notices of and attend General Meetings

155. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

                                    NOTICES

Service of notices

156. Any notice or document (including a share certificate) may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter or wrapper addressed to such Member at his registered address in the Register of Members or the Depository Register (as the case may be).

Service of notices in respect of joint holders

157. All notices with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register of Members or the Depository Register (as the case may be) and notice so given shall be sufficient notice to all the holders of such shares.

Members shall be served at registered address

158. Members with a registered address in Singapore or whose address is lodged with the transfer agent shall be entitled to have served upon him at such address any notice or document to which he is entitled to be served with under these Articles.

[Deleted]

159. [Deleted]

Notices in cases of death or bankruptcy

160. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the

Directors may reasonably require to show his title to the share, and upon supplying also an address to the transfer agent for the service of notice, shall be entitled to have served upon him (subject to Article 159) at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid, any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

When service effected

161. Any notice or other document if sent by post, and whether by airmail or not, shall be deemed to have been served on the day following that on which the envelope or wrapper containing the same is posted, and in proving such service by post it shall be sufficient to prove that the letter or wrapper containing the same was properly addressed and put into the post office as a prepaid letter or wrapper.

Signature on notice

162. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Day of service not counted

163. When a given number of days notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by these Articles or by the Act, be not counted in such number of days or period.

Notice of General Meeting

164. Notice of every General Meeting shall be given in manner hereinbefore authorised to:-

      (I)   every Member;

      (ii) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting;

      (iii) the Auditor for the time being of the Company; and

      (iv)  the Exchange.

                                   WINDING UP

Distribution of assets in specie

165. If the Company is wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit, and the liquidation of the Company may be closed and the Company dissolved, but no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

                                    INDEMNITY

Indemnity of Directors and officers

166. Subject to the provisions of the Act, every Director or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, and in particular and without prejudice to the generality of the foregoing, no Director, Manager or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust.

                                     SECRECY

Secrecy

167. No Member shall be entitled to require discovery of or any information relating to any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law or required by the rules of the Exchange.